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                                                                  EXHIBIT 10.102


                            MASTER SECURITY AGREEMENT
                      (Wholesale and Fleet Rental Finance)

This Master Security Agreement (this "Agreement") is entered into by and between Associates Commercial Corporation ("Secured Party") and the party signing below as debtor ("Debtor"). Debtor and Secured Party agree (hat the security interest granted herein is limited to Inventory upon which indebtedness or obligation is owed by Debtor to Secured Party.

1. INVENTORY

1.1 Inventory. Debtor is now or may hereafter be engaged in the business of selling or renting to Debtor's retail customers the types of property described in any Supplemental Security Agreement now or hereafter executed by Secured Party and Debtor relating to this Agreement. The property described on such Supplemental Security Agreements, together with all attachments exchanges, replacement parts, repairs and additions to any such property (whether a part of such property at the time of Debtor's purchase or incorporated in or attached to such property by Debtor at a later time) is individually referred to in this Agreement as an "item of Inventory", by classification as a "type of Inventory" and is collectively referred to in this Agreement as "Inventory."

1.2 Wholesale Inventory. "Wholesale Inventory" is an item of Inventory or type of Inventory subject to the terms of this Agreement which is (a) acquired or held by Debtor solely for the purpose of sale and not for the purpose of rental and/or lease, or (b) acquired by Debtor under the terms of a Special Finance Plan (as defined below) designating the item or type of Inventory as Wholesale Inventory. Any item or type of Inventory subject to the terms of this Agreement and which is not Fleet Rental Inventory (as defined below) will be considered Wholesale Inventory.

1.3 Fleet Rental Inventory. "Fleet Rental Inventory" is an item of Inventory or type of Inventory subject to the terms of this Agreement which is (a) designated by Debtor with the written consent of Secured Party as being acquired or held by Debtor for the purposes of rental or lease as well as for the purposes of sale, or (b) acquired by Debtor under the terms of a Special Finance Plan (as defined below) designating the item or type of Inventory as Fleet Rental Inventory. An item of Inventory classified as wholesale Inventory may be re-classified as Fleet Rental Inventory only upon the written consent and agreement of Secured Party. An item of Wholesale Inventory re-classified as Fleet Rental Inventory will be considered as reclassified effective as of the first day of the month in which the written consent and agreement to re-classification is executed or as otherwise provided in such agreement.

2. ADVANCES AND INTEREST

2.1 Advances. Debtor has requested that Secured Party from time to time make loans or otherwise extend credit (herein individually referred to as "Advances") to or on behalf of Debtor, the proceeds of which will be used by Debtor to acquire one or more items of Inventory or for other legitimate purposes of Debtor in carrying on the business for which Debtor is acquiring or maintaining



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the Inventory. Debtor agrees and acknowledges that any Advance to or on behalf of Debtor will be in the sole discretion of Secured Party and that no Advance made by Secured Party will obligate Secured Party to make any additional Advance.

2.2 Special Finance Plans. From time to time, a manufacturer or distributor (herein called "Manufacturer") of one or more items of Inventory may arrange with Secured Party for Secured Party to offer special finance terms with respect to Advances made by Secured Party on behalf of Debtor which are used by Debtor to acquire specified items or types of Inventory from a Manufacturer (herein called a "Special Finance Plan"). Neither Secured Party nor any Manufacturer will be obligated in any way to arrange or continue a Special Finance Plan or offer or continue offering the terms of any Special Finance Plan to Debtor. In the event a Manufacturer arranges for a Special Finance Plan, Secured Party offers the Special Finance Plan to Debtor and Debtor accepts the terms of the Special Finance Plan, Debtor will evidence Debtor's acceptance by executing an appropriate Special Finance Plan Supplemental Agreement which outlines the terms of the Special Finance Plan. Secured Party may, in its sole discretion, modify the terms of a Special Finance Plan with respect to Advances made under the Special Finance Plan after the date of notice to Debtor and Debtor's acceptance of Advances after the date of notice will be Debtor's consent to the modification to the Special Finance Plan. Debtor hereby directs Secured Party to disburse the proceeds of any Advance made under a Special Finance Plan directly to the Manufacturer based upon sales invoices presented to Secured Party from time to time by the Manufacturer which evidence the sale by the Manufacturer to Debtor of one or more items of Inventory. The Advance to the Manufacturer will be considered made on the date of the Manufacturer's invoice upon which the Advance is made regardless of any special funding instructions agreed upon between Secured Party and Manufacturer.

2.3 Wholesale Inventory/Payment and Interest. Debtor agrees to pay to Secured Party the unpaid balance of each Advance with respect to an item of Wholesale Inventory as follows: (a) an Advance which is evidenced by a Supplemental Security Agreement will be payable as provided in the Supplemental Security Agreement, (b) an Advance made pursuant to a Special Finance Plan will be payable as provided in the Special Finance Plan Supplemental Agreement, and (c) an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be payable upon demand.

Debtor agrees to pay Secured Party promptly as billed at the beginning of each month interest and other charges on the unpaid balance of each Advance from time to time outstanding with respect to an item of Wholesale Inventory, computed in accordance with the terms of this section. Interest charges for each item of Wholesale Inventory for which an Advance was outstanding during the prior month shall be computed and accrued at the lesser of (a) the Applicable Wholesale Rate (as defined below) which is in effect on the first business day of the month in which the interest accrues, or (b) the Maximum Legal Rate (as defined below). The "Applicable Wholesale Rate" with respect to each Advance is as follows: (a) the Applicable Wholesale Rate with respect to an Advance evidenced by a Supplemental Security Agreement will be the rate of interest provided in such Supplemental Security Agreement, (b) the Applicable Wholesale Rate with respect to an Advance made pursuant to a Special Finance Plan will be the rate of interest provided in the Special Finance Plan, and (c) the



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Applicable Wholesale Rate with respect to an Advance not subject to a Special
Finance Plan or evidenced by a Supplemental Security Agreement will be a simple interest per annum rate equal to the greater of N/A % per annum or the Base Rate (as defined below).

2.4 Fleet Rental Inventory Payment and Interest. Debtor agrees to pay Secured Party the unpaid balance of each Advance outstanding with respect to an item of Fleet Rental Inventory as follows: (a) an Advance which is evidenced by a Supplemental Security Agreement will be payable as provided in the Supplemental Security Agreement, (b) an Advance made pursuant to a Special Finance Plan will be payable as provided in the Special Finance Plan, and (c) an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be payable in monthly installments such that the unpaid balance will be repaid in full no later than 24 months after the earlier of(a) the date of Secured Party's Advance with respect to the item of Inventory (whether the Advance was made based upon a classification of the item of Inventory as Wholesale Inventory or Fleet Rental Inventory) and (b), if the Advance was made by Secured Party to enable the Debtor to acquire the item of Inventory from a manufacturer (whether or not pursuant to a Special Finance Plan), the date of the manufacturer's invoice to Debtor with respect to the item of Inventory. The amount of each monthly installment payment will be in amount equal to the greater of(a) the amount necessary to repay the Advance in full in substantially equal monthly payments as provided above, and (b) 80% of the Revenues invoiced by Debtor upon the rental of the item of Inventory during the prior calendar month.

Debtor agrees to pay Secured Party promptly as billed at the beginning of each month interest and other charges on the unpaid balance of each Advance from time to time outstanding with respect to an item of Fleet Rental Inventory, computed in accordance with the terms of this section. Interest charges for each item of Fleet Rental Inventory for which an Advance was outstanding during the prior month shall be computed and accrued at the lesser of (a) the Applicable Fleet Rental Rate (as defined below) which is in effect on the first business day of the month in which the interest accrues, or (b) the Maximum Legal Rate (as defined below). The "Applicable Fleet Rental Rate" with respect to each Advance is as follows: (a) the Applicable Fleet Rental Rate with respect to an Advance evidenced by a Supplemental Security Agreement will be the rate of interest provided in such Supplemental Security Agreement, (b) the Applicable Fleet Rental Rate with respect to an Advance made pursuant to a Special Finance Plan will be the rate of interest provided in the Special Finance Plan, and (c) the Applicable Fleet Rental Rate with respect to an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be a simple interest per annum rate equal to the greater of N/A % per annum the Base Rate (as defined below).

2.5 Interest Free Periods. If the terms of a Special Finance Plan provide that interest will not accrue with respect to specified Advances on specified items or types of Inventory for an initial period of time (the "Interest Free Period"), so long as Debtor is in compliance with the conditions or restrictions contained in the Special Finance Plan and is not in default under the terms of this Agreement, interest will not accrue or be payable on such Advances for the period from the date of the Advance until the earlier of the date the Advance is payable to Secured Party or the end of the Interest Free Period. If, however, Debtor at any time defaults in any obligation to Associates with



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respect to an item of Inventory to which the Advance relates, Debtor will forfeit Debtor's rights with respect to the Interest Free Period, and interest will accrue on the related Advance as provided in this Agreement from the date of such Advance.

2.6 Administrative Charges. Debtor further agrees to pay Secured Party, promptly as billed, any charge ("Flat Charge") related to each item of Inventory or Advance which is specified in the Supplemental Security Agreement or under a Special Finance Plan applicable to such item of Inventory or Advance.

2.7 Calculations of Interest Rate. Wherever used in this Agreement, in any Supplemental Security Agreement referring to this Agreement or in any Special Finance Plan Supplemental Agreement, the term "Base Rate" shall mean the Prime Rate as published from time to time in the Money Rates section of the Wall Street Journal as the base rate on corporate loans. If more than one Prime Rate or a range of rates is published, the Prime Rate will be the highest of the published rates. In the event the Prime Rate as published in the Wall Street Journal ceases to exist or the Wall Street Journal ceases publishing a Prime Rate, Associates will substitute a comparable index which is outside the control of Associates. In the event of an error by the Wall Street Journal, the "Prime Rate" will be based upon the Prime Rate as corrected. Interest will be computed at the option of Secured Party on the basis of a 360-day year for the actual number of days elapsed.

2.8 Maximum Legal Rate. In no event shall the interest rate or other charges provided in this Agreement or in any Supplemental Security Agreement or Special Finance Plan exceed the highest rate or charges that Debtor can legally obligate itself to pay or Secured Party can legally collect (the "Maximum Legal Rate"). If at any time the implementation if any provision of this Agreement would function to raise the interest rate or other charges of Secured Party above the Maximum Legal Rate, if any, in effect from time to time in the jurisdiction whose laws govern this Agreement, including ally applicable Federal laws, for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated in this Agreement, then the interest rate or other charges will be limited to the Maximum Legal Rate and any excess interest or charges inadvertently collected will be deemed a partial prepayment of the principal portion of the Advances and applied or reapplied by Secured Party accordingly.

2.9 Statement of Account. Secured Party will furnish to Debtor from time to time on a monthly or other periodic basis a statement of Debtor's account with Secured Party, prepared from Secured Party's records showing all applicable credits and debits, including all Advances, other charges and payments with respect to each item of Inventory against which an Advance has been made pursuant to this Agreement (any error in the identification of one or more items of Inventory on such statement will not prejudice Secured Party's security interest in such item). Each such statement will be considered true and correct and to have been accepted by Debtor and will be conclusively binding on Debtor with respect to all matters contained therein, unless Debtor notifies Secured Party in writing of any discrepancy or exception within 30 days of the date of the mailing by Secured Party to Debtor of any such statement. All payments will be applied, at Secured Party's option, to accrued changes and interest and then to principal.


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2.10 Miscellaneous Payment Provisions. Debtor's obligation to pay Secured Party the entire amount of each Advance will be absolute and unconditional notwithstanding any contrary agreement, modification or substitution with any Manufacturer. All amounts payable pursuant to this Agreement are payable at Secured Party's address set forth below or at such other address as Secured Party may specify from time to time in writing. After the maturity of any such payment or upon the acceleration of all indebtedness under this Agreement, Debtor agrees to pay interest thereon at the rate of 1 1/2% per month if not prohibited by law, otherwise at the highest rate permitted by applicable law. Any instrument or agreement which is executed by Debtor and specifies an amount payable will evidence indebtedness and not payment.

3. SECURITY INTEREST

3.1 Security Interest. To secure payment of all Advances which Secured Party may elect to make pursuant to this Agreement from time to time, Debtor hereby grants to Secured Party a security interest in all of the Collateral as described and defined in any Supplemental Security Agreement executed by Debtor and Secured Party in connection with this Agreement from time to time (collectively herein called "Collateral"). Debtor agrees that at any time and from time to time, upon the request of Secured Party, Debtor will promptly (a) deliver to Secured Party all Collateral other than Inventory, (b) mark all chattel paper, documents and instruments and debtor's books of account, ledger cards and other records relative to the Collateral with a notation satisfactory to Secured Party disclosing that they are subject to Secured Party's security interest, (c) execute and deliver to Secured Party such instruments, Uniform Commercial Code financing statements, statements and agreements as Secured Party may request to further evidence each Advance and the security interests granted under this Agreement, provided, however, Debtor's failure to comply with such request shall not affect or limit Secured Party's security interest or other rights in and to the Collateral, and (d) permit Secured Party or its representatives to examine the Collateral and Debtor's books and records at any and all reasonable times. Debtor shall pay all expenses and costs of any nature whatsoever incurred by Secured Party in connection with any Advances made pursuant hereto, including, but not limited to, all filing fees and recording costs, and stamp taxes actually incurred.


4. SALE AND LEASE OF INVENTORY

4.1 Location. The Collateral shall be kept at Debtor's place of business at the address set forth below Debtor's signature or at one of the following places of business of Debtor except when the Collateral is being leased or demonstrated pursuant to the provisions of this Agreement: Dallas, TX; Houston, TX; Corpus Christi, TX; Beaumont, TX; San Antonio, TX: Austin, TX; Tulsa, OK; Oklahoma City, OK; Van Wert, Ohio

4.2 Lease of Fleet Rental Inventory. So long as Debtor is not in default under this Agreement, Debtor may lease any item of Fleet Rental Inventory to retail customers in the normal course of Debtor's business in accordance with the following terms and conditions: (a) each lease agreement (herein called a "Lease") relating to one or more items of Fleet Rental Inventory shall: (i) be in a




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form approved by Secured Party and be in conformity with all applicable governmental laws and regulations, (ii) provide that any assignee of the lessor shall not be obligated to perform or fulfill any of lessor's obligations thereunder, including, without limitation, any obligation to furnish maintenance, repairs, or services or to provide insurance, (iii) contain a waiver by the lessee thereunder of all rights to any set-off, abatement, defense, counterclaim or cross-claim against an assignee of the lessor, (iv) be the only agreement (other than this Agreement) then covering the items of Inventory being leased thereunder, (v) be the entire agreement between Debtor and the lessee thereunder relating to the items of Inventory being leased thereunder, (vi) not contain any purchase or renewal options or grant any rights to the lessee thereunder or any other third parties in or to any Fleet Rental Inventory, except as approved in writing by Secured Party, and (vii) otherwise conform to such requirements as Secured Party may specify from time to time; (b) Debtor will comply with all of its warranties and other obligations under the Lease; and (c) Debtor will report in writing to Secured Party each month (or at such other times as Secured Party may request) the location of the Inventory, the name and address of each lessee, the Revenues billed during such period and such other information as Secured Party may request. Neither the leasing of any Inventory nor any Lease shall relieve Debtor of any of its obligations to Secured Party under this Agreement, and the assignment of and security interest granted in the Documents shall not be construed as authorizing Debtor to do anything with the Inventory other than to lease the same in accordance with the provisions hereof. Debtor agrees that Secured Party does not, by this Agreement or otherwise, assume any of the obligations of Debtor under the Lease or other Documents. Debtor hereby grants to Secured Party the right (in debtor's name or otherwise, and without affecting Debtor's obligations to Secured Party) to demand, receive, compromise extend the time of payment of, or give a discharge for, any and all Revenues, to endorse any checks or other instruments or orders in connection with the Revenues and to file any claims or take such actions or institute such proceedings as Secured Party may deem necessary or desirable to protect Secured Party's interests. Debtor shall have no authority to, and will not, without Secured Party's prior written consent, accept collections, repossess, substitute or consent to the return of the Inventory or modify the terms of the Documents, provided, however, until Secured Party notifies Debtor to the contrary, Debtor may collect the rents and monies owing under the Documents as the same become due but not otherwise. Debtor agrees, upon request of Secured Party, to notify the lessees and all other obligors under the Documents of the interest of Secured Party and to direct the lessees and all other obligors under the Documents to pay all Revenues directly to Secured Party. Debtor agrees to promptly render monthly billings to all lessees of the Inventory.

4.3 Sale of Inventory. So long as Debtor is not in default under this Agreement, Debtor may sell any item of Inventory in the regular course of Debtor's business for a price not less than the amount of the Advance applicable thereto except as otherwise agreed to in writing by Secured Party. All sales of Inventory shall be for cash or upon such terms and conditions as Secured Party may approve in writing. Upon the sale of any item of Inventory (with or without the consent of Secured Party) the amount of the Advance applicable thereto shall become immediately due and payable and Debtor shall immediately pay such amount in cash to Secured Party without notice or demand. All Collateral resulting from such sale shall be held by Debtor in trust for Secured Party, separated from all other funds and assets of Debtor.



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5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. Debtor warrants and agrees that: the execution of and performance by Debtor under the terms of this Agreement has been approved for Debtor by all necessary action and by Debtor's partners or board of directors, as applicable; the Inventory is currently and will continue be maintained in good operating condition, repair and appearance and is currently and will continue be used and operated with care only by qualified personnel in the regular course of Debtor's business and in conformity with all applicable governmental laws and regulations, manufacturer's specifications and the restrictions contained in any insurance policy insuring the Inventory; the Inventory is not currently and will not be used in conjunction with the storage, transportation or disposal of substances considered to be toxic or hazardous or in conjunction with any activity or for any use that would subject the Inventory to seizure or confiscation by any governmental body; and the Inventory is currently located at and will be kept by Debtor at the location set forth in this Agreement and will not be removed from said location without the prior written consent of Secured Party. Secured Party shall have the right to inspect the Inventory at all reasonable times and from time to time.

Debtor further warrants and agrees that: the security interest in the Collateral granted to or retained by Secured Party is and will continue to be superior to any title to or interest in the Inventory now or hereafter held or claimed by any other party; the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances (whether superior or inferior to the interests of Secured Party) other than that created by this Agreement; notwithstanding Secured Party's interest in proceeds, Debtor will not and will not allow any other party to consign, sell, rent, lend, encumber, pledge, transfer, secrete or otherwise dispose of any of the Collateral other than as authorized in this Agreement without Secured Party's prior written consent; Debtor will do everything Secured Party deems necessary or expedient to perfect or preserve the interests granted to Secured Party under this Agreement and the first priority of such interests; any Manufacturer's Statement or Certificate of Origin or Certificate of Title relating to the Inventory shall be immediately delivered to Secured Party and, if a Certificate of Title or registration is required to be issued for any item of Inventory, Debtor will cooperate with Secured Party in obtaining the Certificate of Title or registration disclosing the interests of Debtor and Secured Party in the Inventory; Debtor will defend any action, proceeding or claim affecting the Collateral or the interests of Secured Party in the Collateral; Debtor shall promptly pay all amounts payable in conjunction with the storage, maintenance or repair of the Inventory and all taxes, assessments, license fees and other public or private charges levied or assessed in conjunction with the ownership, operation or use of the Inventory or levied or assessed against the Collateral, this Agreement or any accompanying note except for those which are being contested by Debtor in good faith by appropriate proceedings and which do not constitute a lien or encumbrance upon the Collateral; and Debtor will from time to time furnish Secured Party with such financial statements and other information as Secured Party may reasonably request.

5.2 Insurance and Risk of Loss. Debtor will at all times bear all risk of loss of, damage to or destruction of the Inventory. Debtor agrees to immediately procure and maintain insurance on the Inventory for the full insurable value thereof and for the life of this Agreement, in the form of "All




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Risk" or similar insurance (insuring the Inventory for fire, extended coverage, vandalism, theft and collision and containing only those exclusions from coverage which are acceptable to Secured Party) plus such other insurance as Secured Party may specify from time to time, all in form and amount and with insurers satisfactory to Secured Party. Debtor agrees to deliver promptly to Secured Party certificates or, if requested, policies of insurance satisfactory to Secured Party, each with a standard long-form loss-payable endorsement naming Secured Party or assigns as loss-payee and providing that Secured Party's rights under such policy will not be invalidated by any act, omission or neglect of anyone other than Secured Party, and containing the insurers agreement to give 30 days prior written notice to Secured Party before any cancellation of or material change in the policy(s) will be effective as to Secured Party, whether such cancellation or change is at the direction of Debtor or insurer. Secured Party's acceptance of policies in lesser amounts or risks will not be a waiver of Debtor's obligation to procure insurance complying with the provisions hereof promptly after notice from Secured Party. Debtor assigns to Secured Party all proceeds of any physical damage or credit insurance which is maintained by Debtor in accordance herewith, including returned and unearned premiums, up to the amount owing hereunder by Debtor. Debtor directs all insurers to pay such proceeds solely to the order of Secured Party for application to Debtor's indebtedness to Secured Party. Secured Party may, at its option, apply any such proceeds received by Secured Party to the final maturing installments due hereunder in the inverse order of their maturity.

5.3 Performance by Secured Party, If Debtor fails to perform any of Debtor's obligations pursuant to Paragraphs 1 or 2 above, Secured Party may perform the same for the account of Debtor. Any such action by Secured Party will be in Secured Party's sole discretion and Secured Party will not be obligated in any way to do so. Secured Party's performance on behalf of Debtor will not obligate Secured Party to perform the same or any similar act in the future and will not cure or waive Debtor's failure of performance as an event of default hereunder. All sums advanced or costs and expenses incurred by Secured Party pursuant to this Paragraph, including the reasonable fees of any attorney retained by Secured Party, will be for the account of Debtor, will constitute indebtedness secured by Secured Party's security interest in the Collateral, will bear interest at the rate as specified on the reverse side of this Agreement in the event of acceleration and, unless Secured Party, in Secured Party's sole discretion agrees otherwise in writing, shall be immediately due and payable.

6. DEFAULT

6.1 Events of Default. Time is of the essence. An event of default will occur if: (a) Debtor fails to pay when due any amount owed by it to Secured Party under this Agreement or under the terms of any promissory note delivered in conjunction with this Agreement or if Debtor fails to pay when due any amount owed by it to Secured Party or to any affiliate of Secured Party under any other document, agreement or instrument; (b) Debtor fails to perform in compliance with any of its agreements hereunder or any warranty made by Debtor in this Agreement is or becomes incorrect or if Debtor fails to perform or observe any term or provision to be performed or observed by it under any other document, instrument or agreement furnished by Debtor to Secured Party or any affiliate of Secured Party or otherwise acquired by Secured Party or any affiliate of Secured Party; (c) any




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information, representation, or warranty furnished by Debtor to Secured Party or to any affiliate of Secured Party is inaccurate or incorrect in any material respect when furnished; (d) Debtor becomes insolvent or ceases to do or is prohibited by any court order or govern mental action from conducting the business in which Debtor is principally engaged on the date of this Agreement as a going concern; (e) any surety or bonding company assumes any of Debtor's responsibilities under any contract or job; (f) if any of the Inventory is lost, stolen, destroyed, confiscated by any governmental agency, abandoned, or relocated, used or maintained in violation of the terms hereof or if Debtor attempts to consign, sell, rent, lend or encumber any of the Inventory or allows another to do so; (g) Debtor files a petition in bankruptcy, or for an arrangement, reorganization, or similar relief, or makes an assignment for the benefit of creditors, or applies for the appointment of a receiver or trustee for a substantial part of its assets or for any of the Inventory, or attempt to take advantage of any process or proceeding for the relief of debtors, or if any such action is taken against Debtor; (h) any other party attempts to attach, repossess or execute upon any of the Collateral; (i) Debtor ceases to exist as a legal entity or Debtor or any party in control of Debtor takes any action looking to Debtor's dissolution as a legal entity; (1) there shall be a material change in the management, ownership or control of Debtor; or (k) Secured Party in good faith believes that the prospect of payment or performance hereunder is impaired. Secured Party's inaction with respect to an event of default shall not be a waiver of such default and Secured Party's waiver of any default shall not be a waiver of any other default.

6.2 Remedies Upon Default. Upon the occurrence of an event of default, and at any time thereafter as long as the default continues, Secured Party may, at its option, with or without notice to Debtor (i) declare this Agreement to be in default, (ii) declare the indebtedness hereunder to be immediately due and payable, (iii) declare all other debts then owing by Debtor to Secured Party to be immediately due and payable, (iv) cancel any insurance and credit any refund to the indebtedness, and (v) exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code and any other applicable laws, including, without limitation, the right to require Debtor to assemble the Inventory and deliver it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties and to lawfully enter any premises where the Collateral may be without judicial process and take possession thereof. Acceleration of any or all indebtedness, if so elected by Secured Party, shall be subject to all applicable laws including those pertaining to refunds and rebates of unearned charges. Any property other than the Collateral which is in or upon the Collateral at the time of repossession may be taken and held without liability until its return is requested by Debtor. Any sale or other disposition of any of the Collateral may be made at public or private sale or through public auction for a wholesale or retail price at the option of Secured Party. Secured Party may buy at any sale and become the owner of the Collateral. Unless otherwise provided by law, any requirement of reasonable notice which Secured Party may be obligated to give regarding the sale or other disposition of Collateral will be met if such notice is mailed to Debtor at its address shown herein at least ten days before the time of sale or other disposition. Debtor agrees that Secured Party may bring any legal proceedings it deems necessary to enforce the payment and performance of Debtor's obligations hereunder in any court in the State shown in Secured Party's address set forth herein, and service of process may be made upon Debtor by mailing a copy of the summons to Debtor at its address shown herein. The filing by Secured Party of any action or





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proceeding with respect to the Collateral or any of Debtor's obligations hereunder shall not constitute an election by Secured Party of Secured Party's remedies or a waiver of Secured Party's rights to take possession of the Collateral as provided above. Expenses of retaking, holding, preparing for sale, selling and the like shall include (a) the reasonable fees of any attorneys retained by Secured Party, (b) any amounts advanced or expenses incurred by Secured Party pursuant to Paragraph 3 hereof and (c) all other legal and other expenses incurred by Secured Party. Debtor agrees that it is liable for and will promptly pay any deficiency remaining after any disposition of Collateral after default and all costs and expenses, including the reasonable fees of any attorney, incurred by Secured Party in the collection of any such deficiency.

7. ADDITIONAL PROVISIONS

7.1 Power of Attorney. Debtor hereby appoints Secured Party or any duly authorized officer or employee of Secured Party as Debtor's attorney-in-fact to, in Debtor's or Secured Party's name: (a) prepare, execute and submit any notice or proof of loss in order to realize the benefits of any insurance policy insuring the Collateral; (b) prepare, execute and file any instrument which. in Secured Party's opinion, is required by law to perfect and give or modify public notice of Secured Party's interest in the Collateral; and (c) endorse Debtor's name on any remittance representing proceeds of any insurance insuring the Collateral or the proceeds of the sale, or other disposition of any of the Collateral (whether or not such disposition is a default hereunder). This power is coupled with an interest and is irrevocable so long as any indebtedness secured hereunder remains unpaid.

7.2 Assignment. Debtor shall not assign this Agreement without the prior written consent of Secured Party. Secured Party may assign this Agreement with or without notice to or the consent of Debtor. Upon assignment, the term "Secured Party" shall mean and refer to any assignee who is the holder of this Agreement. After assignment of this Agreement by Secured Party, the assignor will not be the assignee's agent for any purpose and Debtor's obligations to the assignee will be absolute and unconditional and, to the extent permitted by applicable law, will not be subject to any abatement, reduction, recoupment, defense, set-off or counterclaim available to Debtor for breach of warranty or for any other reason whatsoever. Upon full payment of all obligations secured by this Agreement, the assignee may deliver all original papers to the assignor for Debtor.

7.3 Miscellaneous. (A) All of Secured Party's rights hereunder are cumulative and not alternative. (B) The inclusion of a trade name or division name in the identification of Debtor hereunder does not limit Secured Party's rights, after the occurrence of an event of default, to proceed against all of Debtor's assets, including those held or used by Debtor individually or under another trade or division name. (C) If permitted by law, Debtor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement may be filed as a financing statement. (D) Secured Party may correct patent errors herein and fill in blanks. (E) All of the terms and provisions hereof will apply to and be binding upon Debtor, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns. (F) Debtor and Secured Party hereby waive any right to trial by jury in any action or proceeding relating to this Agreement or the transaction contemplated hereby. (G) Debtor hereby expressly waives notice of nonpayment, presentment, protest, dishonor, default, intent to accelerate the maturity hereof and of acceleration of the maturity hereof. (H) Deleted (I) To the extent allowed by law, Debtor hereby waives any exemptions or appraisals.
(J) No waiver or change in this Agreement or in any related note will be binding upon Secured Party, or Secured Party's assignee, unless such waiver or change is in writing and signed by one of its officers and any such waiver or change shall then be effective only upon the terms and to the extent provided in such writing. (K) The acceptance by Secured Party of any remittance from a party other than Debtor will in no way constitute Secured Party's consent to the transfer of any of the Collateral to such party. (L) Any captions or headings included in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision contained in this Agreement. (M) Any provision contained herein which is contrary to, prohibited by or invalid under applicable laws or regulations will be deemed inapplicable and omitted herefrom, but shall not invalidate the remaining provisions hereof
(N) The only copy of this Agreement which constitutes "chattel paper" is the original executed copy designated as "Original For Associates".

8. GOVERNING LAW

8.1 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas including all matters of construction, validity and performance. No oral agreement, guaranty, promise. representation or warranty shall be binding upon Secured Party.


Dated: January 5, 1999

Crescent Machinery Company

                                   Schedule A
                             (Inventory Description)


This Schedule A (Description of Inventory) is attached to and made a part of that certain Master Security Agreement (Wholesale and Fleet Rental Finance) (the "Agreement") dated January 5,1999 between Associates Commercial Corporation ("Secured Party") and Crescent Machinery Company ("Debtor").

I. Description of Inventory. The following items or types of inventory are subject to the terms of the Agreement and to the security interest granted by Debtor to Secured Party pursuant to the Agreement:

All new and used equipment, machines, products, attachments and/or parts financed by Secured Party and upon which any financing or related charges remain unpaid.

                            MASTER SECURITY AGREEMENT
                      (Wholesale and Fleet Rental Finance)

This Master Security Agreement (this "Agreement") is entered into by and between Associates Commercial Corporation ("Secured Party") and the party signing below as debtor ("Debtor"). Debtor and Secured Party agree (hat the security interest granted herein is limited to Inventory upon which indebtedness or obligation is owed by Debtor to Secured Party.

1. INVENTORY

1.1 Inventory. Debtor is now or may hereafter be engaged in the business of selling or renting to Debtor's retail customers the types of property described in any Supplemental Security Agreement now or hereafter executed by Secured Party and Debtor relating to this Agreement. The property described on such Supplemental Security Agreements, together with all attachments exchanges, replacement parts, repairs and additions to any such property (whether a part of such property at the time of Debtor's purchase or incorporated in or attached to such property by Debtor at a later time) is individually referred to in this Agreement as an "item of Inventory", by classification as a "type of Inventory" and is collectively referred to in this Agreement as "Inventory."

1.2 Wholesale Inventory. "Wholesale Inventory" is an item of Inventory or type of Inventory subject to the terms of this Agreement which is (a) acquired or held by Debtor solely for the purpose of sale and not for the purpose of rental and/or lease, or (b) acquired by Debtor under the terms of a Special Finance Plan (as defined below) designating the item or type of Inventory as Wholesale Inventory. Any item or type of Inventory subject to the terms of this Agreement and which is not Fleet Rental Inventory (as defined below) will be considered Wholesale Inventory.

1.3 Fleet Rental Inventory. "Fleet Rental Inventory" is an item of Inventory or type of Inventory subject to the terms of this Agreement which is (a) designated by Debtor with the written consent of Secured Party as being acquired or held by Debtor for the purposes of rental or lease as well as for the purposes of sale, or (b) acquired by Debtor under the terms of a Special Finance Plan (as defined below) designating the item or type of Inventory as Fleet Rental Inventory. An item of Inventory classified as wholesale Inventory may be re-classified as Fleet Rental Inventory only upon the written consent and agreement of Secured Party. An item of Wholesale Inventory re-classified as Fleet Rental Inventory will be considered as reclassified effective as of the first day of the month in which the written consent and agreement to re-classification is executed or as otherwise provided in such agreement.

2. ADVANCES AND INTEREST

2.1 Advances. Debtor has requested that Secured Party from time to time make loans or otherwise extend credit (herein individually referred to as "Advances") to or on behalf of Debtor, the proceeds of which will be used by Debtor to acquire one or more items of Inventory or for other legitimate purposes of Debtor in carrying on the business for which Debtor is acquiring or maintaining the Inventory. Debtor agrees and acknowledges that any Advance to or on behalf of Debtor will be in the sole discretion of Secured Party and that no Advance made by Secured Party will obligate Secured Party to make any additional Advance.

2.2 Special Finance Plans. From time to time, a manufacturer or distributor (herein called "Manufacturer") of one or more items of Inventory may arrange with Secured Party for Secured Party to offer special finance terms with respect to Advances made by Secured Party on behalf of Debtor which are used by Debtor to acquire specified items or types of Inventory from a Manufacturer (herein called a "Special Finance Plan"). Neither Secured Party nor any Manufacturer will be obligated in any way to arrange or continue a Special Finance Plan or offer or continue offering the terms of any Special Finance Plan to Debtor. In the event a Manufacturer arranges for a Special Finance Plan, Secured Party offers the Special Finance Plan to Debtor and Debtor accepts the terms of the Special Finance Plan, Debtor will evidence Debtor's acceptance by executing an appropriate Special Finance Plan Supplemental Agreement which outlines the terms of the Special Finance Plan. Secured Party may, in its sole discretion, modify the terms of a Special Finance Plan with respect to Advances made under the Special Finance Plan after the date of notice to Debtor and Debtor's acceptance of Advances after the date of notice will be Debtor's consent to the modification to the Special Finance Plan. Debtor hereby directs Secured Party to disburse the proceeds of any Advance made under a Special Finance Plan directly to the Manufacturer based upon sales invoices presented to Secured Party from time to time by the Manufacturer which evidence the sale by the Manufacturer to Debtor of one or more items of Inventory. The Advance to the Manufacturer will be considered made on the date of the Manufacturer's invoice upon which the Advance is made regardless of any special funding instructions agreed upon between Secured Party and Manufacturer.

2.3 Wholesale Inventory/Payment and Interest. Debtor agrees to pay to Secured Party the unpaid balance of each Advance with respect to an item of Wholesale Inventory as follows: (a) an Advance which is evidenced by a Supplemental Security Agreement will be payable as provided in the Supplemental Security Agreement, (b) an Advance made pursuant to a Special Finance Plan will be payable as provided in the Special Finance Plan Supplemental Agreement, and (c) an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be payable upon demand.

Debtor agrees to pay Secured Party promptly as billed at the beginning of each month interest and other charges on the unpaid balance of each Advance from time to time outstanding with respect to an item of Wholesale Inventory, computed in accordance with the terms of this section. Interest charges for each item of Wholesale Inventory for which an Advance was outstanding during the prior month shall be computed and accrued at the lesser of (a) the Applicable Wholesale Rate (as defined below) which is in effect on the first business day of the month in which the interest accrues, or (b) the Maximum Legal Rate (as defined below). The "Applicable Wholesale Rate" with respect to each Advance is as follows: (a) the Applicable Wholesale Rate with respect to an Advance evidenced by a Supplemental Security Agreement will be the rate of interest provided in such Supplemental Security Agreement, (b) the Applicable Wholesale Rate with respect to an Advance made pursuant to a Special Finance Plan will be the rate of interest provided in the Special Finance Plan, and (c) the

Applicable Wholesale Rate with respect to an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be a simple interest per annum rate equal to the greater of N/A % per annum or the Base Rate (as defined below).

2.4 Fleet Rental Inventory Payment and Interest. Debtor agrees to pay Secured Party the unpaid balance of each Advance outstanding with respect to an item of Fleet Rental Inventory as follows: (a) an Advance which is evidenced by a Supplemental Security Agreement will be payable as provided in the Supplemental Security Agreement, (b) an Advance made pursuant to a Special Finance Plan will be payable as provided in the Special Finance Plan, and (c) an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be payable in monthly installments such that the unpaid balance will be repaid in full no later than 24 months after the earlier of(a) the date of Secured Party's Advance with respect to the item of Inventory (whether the Advance was made based upon a classification of the item of Inventory as Wholesale Inventory or Fleet Rental Inventory) and (b), if the Advance was made by Secured Party to enable the Debtor to acquire the item of Inventory from a manufacturer (whether or not pursuant to a Special Finance Plan), the date of the manufacturer's invoice to Debtor with respect to the item of Inventory. The amount of each monthly installment payment will be in amount equal to the greater of(a) the amount necessary to repay the Advance in full in substantially equal monthly payments as provided above, and (b) 80% of the Revenues invoiced by Debtor upon the rental of the item of Inventory during the prior calendar month.

Debtor agrees to pay Secured Party promptly as billed at the beginning of each month interest and other charges on the unpaid balance of each Advance from time to time outstanding with respect to an item of Fleet Rental Inventory, computed in accordance with the terms of this section. Interest charges for each item of Fleet Rental Inventory for which an Advance was outstanding during the prior month shall be computed and accrued at the lesser of (a) the Applicable Fleet Rental Rate (as defined below) which is in effect on the first business day of the month in which the interest accrues, or (b) the Maximum Legal Rate (as defined below). The "Applicable Fleet Rental Rate" with respect to each Advance is as follows: (a) the Applicable Fleet Rental Rate with respect to an Advance evidenced by a Supplemental Security Agreement will be the rate of interest provided in such Supplemental Security Agreement, (b) the Applicable Fleet Rental Rate with respect to an Advance made pursuant to a Special Finance Plan will be the rate of interest provided in the Special Finance Plan, and (c) the Applicable Fleet Rental Rate with respect to an Advance not subject to a Special Finance Plan or evidenced by a Supplemental Security Agreement will be a simple interest per annum rate equal to the greater of N/A % per annum the Base Rate (as defined below).

2.5 Interest Free Periods. If the terms of a Special Finance Plan provide that interest will not accrue with respect to specified Advances on specified items or types of Inventory for an initial period of time (the "Interest Free Period"), so long as Debtor is in compliance with the conditions or restrictions contained in the Special Finance Plan and is not in default under the terms of this Agreement, interest will not accrue or be payable on such Advances for the period from the date of the Advance until the earlier of the date the Advance is payable to Secured Party or the end of the Interest Free Period. If, however, Debtor at any time defaults in any obligation to Associates with respect to an item of Inventory to which the Advance relates, Debtor will forfeit Debtor's rights with respect to the Interest Free Period, and interest will accrue on the related Advance as provided in this Agreement from the date of such Advance.

2.6 Administrative Charges. Debtor further agrees to pay Secured Party, promptly as billed, any charge ("Flat Charge") related to each item of Inventory or Advance which is specified in the Supplemental Security Agreement or under a Special Finance Plan applicable to such item of Inventory or Advance.

2.7 Calculations of Interest Rate. Wherever used in this Agreement, in any Supplemental Security Agreement referring to this Agreement or in any Special Finance Plan Supplemental Agreement, the term "Base Rate" shall mean the Prime Rate as published from time to time in the Money Rates section of the Wall Street Journal as the base rate on corporate loans. If more than one Prime Rate or a range of rates is published, the Prime Rate will be the highest of the published rates. In the event the Prime Rate as published in the Wall Street Journal ceases to exist or the Wall Street Journal ceases publishing a Prime Rate, Associates will substitute a comparable index which is outside the control of Associates. In the event of an error by the Wall Street Journal, the "Prime Rate" will be based upon the Prime Rate as corrected. Interest will be computed at the option of Secured Party on the basis of a 360-day year for the actual number of days elapsed.

2.8 Maximum Legal Rate. In no event shall the interest rate or other charges provided in this Agreement or in any Supplemental Security Agreement or Special Finance Plan exceed the highest rate or charges that Debtor can legally obligate itself to pay or Secured Party can legally collect (the "Maximum Legal Rate"). If at any time the implementation if any provision of this Agreement would function to raise the interest rate or other charges of Secured Party above the Maximum Legal Rate, if any, in effect from time to time in the jurisdiction whose laws govern this Agreement, including ally applicable Federal laws, for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated in this Agreement, then the interest rate or other charges will be limited to the Maximum Legal Rate and any excess interest or charges inadvertently collected will be deemed a partial prepayment of the principal portion of the Advances and applied or reapplied by Secured Party accordingly.

2.9 Statement of Account. Secured Party will furnish to Debtor from time to time on a monthly or other periodic basis a statement of Debtor's account with Secured Party, prepared from Secured Party's records showing all applicable credits and debits, including all Advances, other charges and payments with respect to each item of Inventory against which an Advance has been made pursuant to this Agreement (any error in the identification of one or more items of Inventory on such statement will not prejudice Secured Party's security interest in such item). Each such statement will be considered true and correct and to have been accepted by Debtor and will be conclusively binding on Debtor with respect to all matters contained therein, unless Debtor notifies Secured Party in writing of any discrepancy or exception within 30 days of the date of the mailing by Secured Party to Debtor of any such statement. All payments will be applied, at Secured Party's option, to accrued changes and interest and then to principal.

2.10 Miscellaneous Payment Provisions. Debtor's obligation to pay Secured Party the entire amount of each Advance will be absolute and unconditional notwithstanding any contrary agreement, modification or substitution with any Manufacturer. All amounts payable pursuant to this Agreement are payable at Secured Party's address set forth below or at such other address as Secured Party may specify from time to time in writing. After the maturity of any such payment or upon the acceleration of all indebtedness under this Agreement, Debtor agrees to pay interest thereon at the rate of 1 1/2% per month if not prohibited by law, otherwise at the highest rate permitted by applicable law. Any instrument or agreement which is executed by Debtor and specifies an amount payable will evidence indebtedness and not payment.

3. SECURITY INTEREST

3.1 Security Interest. To secure payment of all Advances which Secured Party may elect to make pursuant to this Agreement from time to time, Debtor hereby grants to Secured Party a security interest in all of the Collateral as described and defined in any Supplemental Security Agreement executed by Debtor and Secured Party in connection with this Agreement from time to time (collectively herein called "Collateral"). Debtor agrees that at any time and from time to time, upon the request of Secured Party, Debtor will promptly (a) deliver to Secured Party all Collateral other than Inventory, (b) mark all chattel paper, documents and instruments and debtor's books of account, ledger cards and other records relative to the Collateral with a notation satisfactory to Secured Party disclosing that they are subject to Secured Party's security interest, (c) execute and deliver to Secured Party such instruments, Uniform Commercial Code financing statements, statements and agreements as Secured Party may request to further evidence each Advance and the security interests granted under this Agreement, provided, however, Debtor's failure to comply with such request shall not affect or limit Secured Party's security interest or other rights in and to the Collateral, and (d) permit Secured Party or its representatives to examine the Collateral and Debtor's books and records at any and all reasonable times. Debtor shall pay all expenses and costs of any nature whatsoever incurred by Secured Party in connection with any Advances made pursuant hereto, including, but not limited to, all filing fees and recording costs, and stamp taxes actually incurred.

4. SALE AND LEASE OF INVENTORY

4.1 Location. The Collateral shall be kept at Debtor's place of business at the address set forth below Debtor's signature or at one of the following places of business of Debtor except when the Collateral is being leased or demonstrated pursuant to the provisions of this Agreement: Union City, CA; Fresno, CA; Pleasant Grove, CA; Sparks, Nevada; Honolulu, Hawaii.

4.2 Lease of Fleet Rental Inventory. So long as Debtor is not in default under this Agreement, Debtor may lease any item of Fleet Rental Inventory to retail customers in the normal course of Debtor's business in accordance with the following terms and conditions: (a) each lease agreement (herein called a "Lease") relating to one or more items of Fleet Rental Inventory shall: (i) be in a form approved by Secured Party and be in conformity with all applicable governmental laws and regulations, (ii) provide that any assignee of the lessor shall not be obligated to perform or fulfill any of lessor's obligations thereunder, including, without limitation, any obligation to furnish maintenance, repairs, or services or to provide insurance, (iii) contain a waiver by the lessee thereunder of all rights to any set-off, abatement, defense, counterclaim or cross-claim against an assignee of the lessor, (iv) be the only agreement (other than this Agreement) then covering the items of Inventory being leased thereunder, (v) be the entire agreement between Debtor and the lessee thereunder relating to the items of Inventory being leased thereunder, (vi) not contain any purchase or renewal options or grant any rights to the lessee thereunder or any other third parties in or to any Fleet Rental Inventory, except as approved in writing by Secured Party, and (vii) otherwise conform to such requirements as Secured Party may specify from time to time; (b) Debtor will comply with all of its warranties and other obligations under the Lease; and (c) Debtor will report in writing to Secured Party each month (or at such other times as Secured Party may request) the location of the Inventory, the name and address of each lessee, the Revenues billed during such period and such other information as Secured Party may request. Neither the leasing of any Inventory nor any Lease shall relieve Debtor of any of its obligations to Secured Party under this Agreement, and the assignment of and security interest granted in the Documents shall not be construed as authorizing Debtor to do anything with the Inventory other than to lease the same in accordance with the provisions hereof. Debtor agrees that Secured Party does not, by this Agreement or otherwise, assume any of the obligations of Debtor under the Lease or other Documents. Debtor hereby grants to Secured Party the right (in debtor's name or otherwise, and without affecting Debtor's obligations to Secured Party) to demand, receive, compromise extend the time of payment of, or give a discharge for, any and all Revenues, to endorse any checks or other instruments or orders in connection with the Revenues and to file any claims or take such actions or institute such proceedings as Secured Party may deem necessary or desirable to protect Secured Party's interests. Debtor shall have no authority to, and will not, without Secured Party's prior written consent, accept collections, repossess, substitute or consent to the return of the Inventory or modify the terms of the Documents, provided, however, until Secured Party notifies Debtor to the contrary, Debtor may collect the rents and monies owing under the Documents as the same become due but not otherwise. Debtor agrees, upon request of Secured Party, to notify the lessees and all other obligors under the Documents of the interest of Secured Party and to direct the lessees and all other obligors under the Documents to pay all Revenues directly to Secured Party. Debtor agrees to promptly render monthly billings to all lessees of the Inventory.

4.3 Sale of Inventory. So long as Debtor is not in default under this Agreement, Debtor may sell any item of Inventory in the regular course of Debtor's business for a price not less than the amount of the Advance applicable thereto except as otherwise agreed to in writing by Secured Party. All sales of Inventory shall be for cash or upon such terms and conditions as Secured Party may approve in writing. Upon the sale of any item of Inventory (with or without the consent of Secured Party) the amount of the Advance applicable thereto shall become immediately due and payable and Debtor shall immediately pay such amount in cash to Secured Party without notice or demand. All Collateral resulting from such sale shall be held by Debtor in trust for Secured Party, separated from all other funds and assets of Debtor.

5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. Debtor warrants and agrees that: the execution of and performance by Debtor under the terms of this Agreement has been approved for Debtor by all necessary action and by Debtor's partners or board of directors, as applicable; the Inventory is currently and will continue be maintained in good operating condition, repair and appearance and is currently and will continue be used and operated with care only by qualified personnel in the regular course of Debtor's business and in conformity with all applicable governmental laws and regulations, manufacturer's specifications and the restrictions contained in any insurance policy insuring the Inventory; the Inventory is not currently and will not be used in conjunction with the storage, transportation or disposal of substances considered to be toxic or hazardous or in conjunction with any activity or for any use that would subject the Inventory to seizure or confiscation by any governmental body; and the Inventory is currently located at and will be kept by Debtor at the location set forth in this Agreement and will not be removed from said location without the prior written consent of Secured Party. Secured Party shall have the right to inspect the Inventory at all reasonable times and from time to time.

Debtor further warrants and agrees that: the security interest in the Collateral granted to or retained by Secured Party is and will continue to be superior to any title to or interest in the Inventory now or hereafter held or claimed by any other party; the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances (whether superior or inferior to the interests of Secured Party) other than that created by this Agreement; notwithstanding Secured Party's interest in proceeds, Debtor will not and will not allow any other party to consign, sell, rent, lend, encumber, pledge, transfer, secrete or otherwise dispose of any of the Collateral other than as authorized in this Agreement without Secured Party's prior written consent; Debtor will do everything Secured Party deems necessary or expedient to perfect or preserve the interests granted to Secured Party under this Agreement and the first priority of such interests; any Manufacturer's Statement or Certificate of Origin or Certificate of Title relating to the Inventory shall be immediately delivered to Secured Party and, if a Certificate of Title or registration is required to be issued for any item of Inventory, Debtor will cooperate with Secured Party in obtaining the Certificate of Title or registration disclosing the interests of Debtor and Secured Party in the Inventory; Debtor will defend any action, proceeding or claim affecting the Collateral or the interests of Secured Party in the Collateral; Debtor shall promptly pay all amounts payable in conjunction with the storage, maintenance or repair of the Inventory and all taxes, assessments, license fees and other public or private charges levied or assessed in conjunction with the ownership, operation or use of the Inventory or levied or assessed against the Collateral, this Agreement or any accompanying note except for those which are being contested by Debtor in good faith by appropriate proceedings and which do not constitute a lien or encumbrance upon the Collateral; and Debtor will from time to time furnish Secured Party with such financial statements and other information as Secured Party may reasonably request.

5.2 Insurance and Risk of Loss. Debtor will at all times bear all risk of loss of, damage to or destruction of the Inventory. Debtor agrees to immediately procure and maintain insurance on the Inventory for the full insurable value thereof and for the life of this Agreement, in the form of "All Risk" or similar insurance (insuring the Inventory for fire, extended coverage, vandalism, theft and collision and containing only those exclusions from coverage which are acceptable to Secured Party) plus such other insurance as Secured Party may specify from time to time, all in form and amount and with insurers satisfactory to Secured Party. Debtor agrees to deliver promptly to Secured Party certificates or, if requested, policies of insurance satisfactory to Secured Party, each with a standard long-form loss-payable endorsement naming Secured Party or assigns as loss-payee and providing that Secured Party's rights under such policy will not be invalidated by any act, omission or neglect of anyone other than Secured Party, and containing the insurers agreement to give 30 days prior written notice to Secured Party before any cancellation of or material change in the policy(s) will be effective as to Secured Party, whether such cancellation or change is at the direction of Debtor or insurer. Secured Party's acceptance of policies in lesser amounts or risks will not be a waiver of Debtor's obligation to procure insurance complying with the provisions hereof promptly after notice from Secured Party. Debtor assigns to Secured Party all proceeds of any physical damage or credit insurance which is maintained by Debtor in accordance herewith, including returned and unearned premiums, up to the amount owing hereunder by Debtor. Debtor directs all insurers to pay such proceeds solely to the order of Secured Party for application to Debtor's indebtedness to Secured Party. Secured Party may, at its option, apply any such proceeds received by Secured Party to the final maturing installments due hereunder in the inverse order of their maturity.

5.3 Performance by Secured Party, If Debtor fails to perform any of Debtor's obligations pursuant to Paragraphs 1 or 2 above, Secured Party may perform the same for the account of Debtor. Any such action by Secured Party will be in Secured Party's sole discretion and Secured Party will not be obligated in any way to do so. Secured Party's performance on behalf of Debtor will not obligate Secured Party to perform the same or any similar act in the future and will not cure or waive Debtor's failure of performance as an event of default hereunder. All sums advanced or costs and expenses incurred by Secured Party pursuant to this Paragraph, including the reasonable fees of any attorney retained by Secured Party, will be for the account of Debtor, will constitute indebtedness secured by Secured Party's security interest in the Collateral, will bear interest at the rate as specified on the reverse side of this Agreement in the event of acceleration and, unless Secured Party, in Secured Party's sole discretion agrees otherwise in writing, shall be immediately due and payable.

6. DEFAULT

6.1 Events of Default. Time is of the essence. An event of default will occur if: (a) Debtor fails to pay when due any amount owed by it to Secured Party under this Agreement or under the terms of any promissory note delivered in conjunction with this Agreement or if Debtor fails to pay when due any amount owed by it to Secured Party or to any affiliate of Secured Party under any other document, agreement or instrument; (b) Debtor fails to perform in compliance with any of its agreements hereunder or any warranty made by Debtor in this Agreement is or becomes incorrect or if Debtor fails to perform or observe any term or provision to be performed or observed by it under any other document, instrument or agreement furnished by Debtor to Secured Party or any affiliate of Secured Party or otherwise acquired by Secured Party or any affiliate of Secured Party; (c) any information, representation, or warranty furnished by Debtor to Secured Party or to any affiliate of Secured Party is inaccurate or incorrect in any material respect when furnished; (d) Debtor becomes insolvent or ceases to do or is prohibited by any court order or govern mental action from conducting the business in which Debtor is principally engaged on the date of this Agreement as a going concern; (e) any surety or bonding company assumes any of Debtor's responsibilities under any contract or job; (f) if any of the Inventory is lost, stolen, destroyed, confiscated by any governmental agency, abandoned, or relocated, used or maintained in violation of the terms hereof or if Debtor attempts to consign, sell, rent, lend or encumber any of the Inventory or allows another to do so; (g) Debtor files a petition in bankruptcy, or for an arrangement, reorganization, or similar relief, or makes an assignment for the benefit of creditors, or applies for the appointment of a receiver or trustee for a substantial part of its assets or for any of the Inventory, or attempt to take advantage of any process or proceeding for the relief of debtors, or if any such action is taken against Debtor; (h) any other party attempts to attach, repossess or execute upon any of the Collateral; (i) Debtor ceases to exist as a legal entity or Debtor or any party in control of Debtor takes any action looking to Debtor's dissolution as a legal entity; (1) there shall be a material change in the management, ownership or control of Debtor; or
(k) Secured Party in good faith believes that the prospect of payment or performance hereunder is impaired. Secured Party's inaction with respect to an event of default shall not be a waiver of such default and Secured Party's waiver of any default shall not be a waiver of any other default.

6.2 Remedies Upon Default. Upon the occurrence of an event of default, and at any time thereafter as long as the default continues, Secured Party may, at its option, with or without notice to Debtor (i) declare this Agreement to be in default, (ii) declare the indebtedness hereunder to be immediately due and payable, (iii) declare all other debts then owing by Debtor to Secured Party to be immediately due and payable, (iv) cancel any insurance and credit any refund to the indebtedness, and (v) exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code and any other applicable laws, including, without limitation, the right to require Debtor to assemble the Inventory and deliver it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties and to lawfully enter any premises where the Collateral may be without judicial process and take possession thereof. Acceleration of any or all indebtedness, if so elected by Secured Party, shall be subject to all applicable laws including those pertaining to refunds and rebates of unearned charges. Any property other than the Collateral which is in or upon the Collateral at the time of repossession may be taken and held without liability until its return is requested by Debtor. Any sale or other disposition of any of the Collateral may be made at public or private sale or through public auction for a wholesale or retail price at the option of Secured Party. Secured Party may buy at any sale and become the owner of the Collateral. Unless otherwise provided by law, any requirement of reasonable notice which Secured Party may be obligated to give regarding the sale or other disposition of Collateral will be met if such notice is mailed to Debtor at its address shown herein at least ten days before the time of sale or other disposition. Debtor agrees that Secured Party may bring any legal proceedings it deems necessary to enforce the payment and performance of Debtor's obligations hereunder in any court in the State shown in Secured Party's address set forth herein, and service of process may be made upon Debtor by mailing a copy of the summons to Debtor at its address shown herein. The filing by Secured Party of any action or proceeding with respect to the Collateral or any of Debtor's obligations hereunder shall not constitute an election by Secured Party of Secured Party's remedies or a waiver of Secured Party's rights to take possession of the Collateral as provided above. Expenses of retaking, holding, preparing for sale, selling and the like shall include (a) the reasonable fees of any attorneys retained by Secured Party, (b) any amounts advanced or expenses incurred by Secured Party pursuant to Paragraph 3 hereof and (c) all other legal and other expenses incurred by Secured Party. Debtor agrees that it is liable for and will promptly pay any deficiency remaining after any disposition of Collateral after default and all costs and expenses, including the reasonable fees of any attorney, incurred by Secured Party in the collection of any such deficiency.

7. ADDITIONAL PROVISIONS

7.1 Power of Attorney. Debtor hereby appoints Secured Party or any duly authorized officer or employee of Secured Party as Debtor's attorney-in-fact to, in Debtor's or Secured Party's name: (a) prepare, execute and submit any notice or proof of loss in order to realize the benefits of any insurance policy insuring the Collateral; (b) prepare, execute and file any instrument which. in Secured Party's opinion, is required by law to perfect and give or modify public notice of Secured Party's interest in the Collateral; and (c) endorse Debtor's name on any remittance representing proceeds of any insurance insuring the Collateral or the proceeds of the sale, or other disposition of any of the Collateral (whether or not such disposition is a default hereunder). This power is coupled with an interest and is irrevocable so long as any indebtedness secured hereunder remains unpaid.

7.2 Assignment. Debtor shall not assign this Agreement without the prior written consent of Secured Party. Secured Party may assign this Agreement with or without notice to or the consent of Debtor. Upon assignment, the term "Secured Party" shall mean and refer to any assignee who is the holder of this Agreement. After assignment of this Agreement by Secured Party, the assignor will not be the assignee's agent for any purpose and Debtor's obligations to the assignee will be absolute and unconditional and, to the extent permitted by applicable law, will not be subject to any abatement, reduction, recoupment, defense, set-off or counterclaim available to Debtor for breach of warranty or for any other reason whatsoever. Upon full payment of all obligations secured by this Agreement, the assignee may deliver all original papers to the assignor for Debtor.

7.3 Miscellaneous. (A) All of Secured Party's rights hereunder are cumulative and not alternative. (B) The inclusion of a trade name or division name in the identification of Debtor hereunder does not limit Secured Party's rights, after the occurrence of an event of default, to proceed against all of Debtor's assets, including those held or used by Debtor individually or under another trade or division name. (C) If permitted by law, Debtor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement may be filed as a financing statement. (D) Secured Party may correct patent errors herein and fill in blanks. (E) All of the terms and provisions hereof will apply to and be binding upon Debtor, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns. (F) Debtor and Secured Party hereby waive any right to trial by jury in any action or proceeding relating to this Agreement or the transaction contemplated hereby. (G) Debtor hereby expressly waives notice of nonpayment, presentment, protest, dishonor, default, intent to accelerate the maturity hereof and of acceleration of the maturity hereof. (H) Deleted (I) To the extent allowed by law, Debtor hereby waives any exemptions or appraisals. (J) No waiver or change in this Agreement or in any related note will be binding upon Secured Party, or Secured Party's assignee, unless such waiver or change is in writing and signed by one of its officers and any such waiver or change shall then be effective only upon the terms and to the extent provided in such writing. (K) The acceptance by Secured Party of any remittance from a party other than Debtor will in no way constitute Secured Party's consent to the transfer of any of the Collateral to such party. (L) Any captions or headings included in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision contained in this Agreement. (M) Any provision contained herein which is contrary to, prohibited by or invalid under applicable laws or regulations will be deemed inapplicable and omitted herefrom, but shall not invalidate the remaining provisions hereof (N) The only copy of this Agreement which constitutes "chattel paper" is the original executed copy designated as "Original For Associates".

8. GOVERNING LAW

8.1 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas including all matters of construction, validity and performance. No oral agreement, guaranty, promise. representation or warranty shall be binding upon Secured Party.


Dated: January 5, 1999

Western Traction Company

                                   Schedule A
                             (Inventory Description)


This Schedule A (Description of Inventory) is attached to and made a part of that certain Master Security Agreement (Wholesale and Fleet Rental Finance) (the "Agreement") dated January 5,1999 between Associates Commercial Corporation ("Secured Party") and Western Traction Company ("Debtor").

I. Description of Inventory. The following items or types of inventory are subject to the terms of the Agreement and to the security interest granted by Debtor to Secured Party pursuant to the Agreement:

All new and used equipment, machines, products, attachments and/or parts financed by Secured Party and upon which any financing or related charges remain unpaid.

                               SECURITY AGREEMENT

         Made this 31 day of August 1994, by Associates Commercial Corporation, a Delaware corporation (herein called "CREDIT"), having a place of business at P.O. Box 162234 Sacramento, CA and Western Traction Company a California Corporation, with its chief executive office at 1333 Atlantic St., Union City, CA 94587, and additional places of business at 2330 E. Date, Fresno, CA 93706, 870 S. Rock Blvd., Sparks, NV 89431 and 7518 Pacific Avenue, Pleasant Grove, CA 95668 (herein called "DEALER").

1. STATEMENT OF PURPOSE

         Dealer normally purchases and maintains a substantial inventory of Products and Parts for sale to its customers. In addition, DEALER purchases Products which it rents or leases to its customers. In the course of these activities, DEALER may desire financing of many different varieties.

         CREDIT is engaged in making financing available to DEALER on a continuing basis.

         CREDIT, at its option, when DEALER requests, will make loans to DEALER to finance DEALER's acquisition of Products or Parts to be held as inventory for ultimate sale to DEALER's customers or to be held for rental or lease to DEALER's customers, and further at its option, will furnish financing to DEALER's customers, and may make loans for such other purposes as may be mutually agreed by DEALER and CREDIT.

         Since it is expected that financing activities between DEALER and CREDIT will be continuing and that there will be numerous separate transactions, the parties intend by this agreement to establish herein, without the need for further documentation, a Security Interest in all Collateral to secure all Liability of DEALER to CREDIT, and to further establish certain obligations of DEALER to CREDIT.

2. DEFINITIONS

         When capitalized in this Agreement, the terms defined in this Section 2 have the meanings specified below:

         2.1 Account - has the meaning accorded it by the Uniform Commercial Code as in effect from time to time under applicable state law.

         2.2 Account Debtor - has the meaning accorded it by the Uniform Commercial Code as in effect from time to time under applicable state law.

         2.3 Chattel Paper - has the meaning accorded it by the Uniform Commercial Code as in effect from time to time under applicable state law.

         2.4 Collateral - means all of the following, whether now owned or hereafter acquired: (a) Products; (b) Parts; (c) returned or repossessed Products or Parts; (d) Accounts and Chattel Paper arising out of or relating to the sale, lease, rental or other disposition of Products or Parts; and (e) all proceeds of any of the foregoing items described in (a)-(d).

         2.5 Financed Inventory - means Products or Parts which are now or hereafter financed by CREDIT.

         2.6 Financing Plan - means the policies announced to DEALER by CREDIT from time to time as the amounts that will be loaned to finance the acquisition of any Financed Inventory and the amounts that will be loaned for other purposes, the terms of any such loan and interest, service charge and conditions thereof and any related terms or conditions, whether such policies are contained in a finance manual or other documents, including any separate agreement or documents relating to the financing extended to DEALER by CREDIT.

         2.7 Inventory - has the meaning accorded it by the Uniform Commercial Code as in effect time to time under applicable state law.

         2.8 Liability - means any and all direct and indirect obligations, contingent or otherwise, of DEALER to CREDIT, of every kind and description, now existing or hereafter arising, whether under this Agreement or otherwise. Liability includes obligations to perform acts or refrain from taking action, as well as obligations to pay money.

         2.9 Parts - means Inventory consisting of service and replacements parts and kits of parts for repair or modification, for use on Products or similar goods.

         2.10 Products - means Inventory whether now or owned or hereafter acquired by DEALER consisting of: (i) all trenching, construction, material handling, agricultural, road building, earth moving, compaction, paving, mining, logging, forestry, commercial or industrial equipment or other similar goods; and (ii) accessory items and attachments for use or installation on goods of the type listed in (i) above.

         2.11 Security Interest - has the meaning accorded it by the Uniform Commercial Code as in effect from time to time under applicable state law.

3. GRANT OF SECURITY INTEREST

         To secure performance or payment of Liability, DEALER hereby grants to CREDIT a security interest in the Collateral. As additional security for Liability, DEALER hereby assigns to CREDIT, as its interests may appear, all of DEALER's right, title and interest in and to insurance proceeds payable to DEALER by reason of loss of or damage to all or any part of the Collateral.

4. FINANCING TERMS

         4.1 CREDIT will announce from time to time its Financing Plans. DEALER shall abide by and adhere to the applicable Financing Plan, which may be changed from time to time in whole or in part without prior notice to DEALER.

         4.2 When DEALER wishes to obtain financing from CREDIT for itself or for DEALER's customers, it shall request such financing in accordance with applicable procedures established by CREDIT in the Financing Plan.

         4.3 If CREDIT, at its sole option, agrees to provide financing requested by DEALER, such financing shall be on such terms and subject to such condition as may be established in accordance with this Agreement, the Applicable Financing Plan or otherwise by CREDIT and DEALER.

         4.4 CREDIT may, from time to time, prepare and deliver to DEALER one or more statements of account reflecting the loans and financing extended by CREDIT to DEALER hereunder. Unless DEALER objects thereto within 10 days of receipt of any such statement of account, the terms, conditions and contents of such statements of account shall be conclusively deemed accurate and correct and shall constitute a valid and binding obligation of the DEALER to pay the amounts set forth therein at the time specified therein.

         4.5 DEALER agrees to execute and deliver to CREDIT any and all documents requested by CREDIT, including but not limited to promissory notes, in connection with the financing extended by CREDIT to DEALER hereunder.

5. DISPOSITION OF FINANCED INVENTORY

         5.1 Financed Inventory may be sold by DEALER only in the ordinary course of business and only in accordance with the terms and upon the conditions of the applicable Financing Plan in effect from time to time. In the event any piece of Financed Inventory is sold by DEALER, DEALER shall remit to CREDIT the unpaid balance of the amount financed by CREDIT plus all interest due at the earliest of (a) The expiration of 24 hours after DEALER receives the proceeds of such sale or (b) 30 days after such sale DEALER shall hold all proceeds of any disposition of Financed Inventory as trustee for CREDIT and shall not sell, assign or otherwise dispose of all or any part of such proceeds without the prior written consent of CREDIT.

         5.2 Financed Inventory may be placed in the possession of a customer for demonstration purposes only in accordance with the terms of the applicable Financing Plan.

         5.3 DEALER will not rent or lease any piece of Financed Inventory that has not previously been identified by CREDIT as being held by DEALER for lease or rental and for which DEALER has not previously submitted to and had approved CREDIT a Request for Rental Financing. The rental or lease by DEALER of any piece of Financed Inventory shall at all times comply and be in accordance with the terms of the applicable Financing Plan.

         5.4 The sale of any Financed Inventory for which CREDIT is not paid as required by Section 5.1 and the lease or rental of any Financed Inventory without the prior written consent of CREDIT, will constitute an "Out-of-Trust" occurrence in violation of this Agreement.

6. COVENANTS OF DEALER

         DEALER covenants and warrants to CREDIT as follows:

         6.1 Payment or Performance of Liability - Dealer shall pay when due all Liability and shall observe or perform all Liability in accordance with the terms thereof. The obligation of DEALER to pay such Liability shall be absolute and unconditional and shall not be affected by any offset, counterclaim or occurrence whatsoever, whether against CREDIT or any other person, including but not limited to any damage to, loss or destruction of, or defect in any of the Products.

         6.2 Maintenance of Collateral - Dealer shall maintain and preserve the Collateral in good order and condition; shall not permit the Collateral to be wasted or destroyed, and shall protect the Security Interest of CREDIT. DEALER will not cause or permit the removal of any component or accessory from a piece of Financed Inventory except during the course of maintenance or repair. If Financed Inventory shall not, in the opinion of CREDIT, be maintained in good order and condition, CREDIT may, without prejudice to any other rights, give written notice to DEALER to put such Financed Inventory in good order and condition, and if DEALER does not, within the (10) days from the date of such notice, comply with the requirements therein set forth, CREDIT may cause such Financed Inventory to be put in good order and condition, the expense thereof to be paid or reimbursed by DEALER on demand. DEALER will immediately notify CREDIT of any loss of or damage to, or material diminution in value (including but not limited to diminution in value through demonstration to prospective customers) or any occurrence which adversely affects the value of the Collateral. If CREDIT, in its dole discretion, determines there has been any such loss, damage or diminution in value, DEALER shall upon the request of CREDIT, pay to CREDIT, within such period as specified by CREDIT, such amount as CREDIT has determined to represent the amount of such loss, damage or diminution in value.

         6.3 Taxes - DEALER shall be liable for all taxes, fees or assessments in the Collateral, or the use thereof and shall reimburse CREDIT for amounts equal to all taxes, fees, or assessments including penalties and interest levied or based on the Agreement, the Collateral or the use or operation thereof, excepting only franchise taxes or taxes measured by net income or net worth of CREDIT.

         6.4 Liability and Insurance - DEALER shall indemnify, save and hold CREDIT harmless in respect to all claims, demands, suits and expenses on account of bodily injury, sickness or disease, including death, sustained by any person or persons, injury to or the destruction or property, and any and all other losses, accidents, claims, suits and expenses whatsoever and howsoever arising or incurred in the course of the business activities carried on by DEALER. DEALER assumes all risk of physical loss or damage to the Collateral and shall provide and maintain insurance evidencing fire, extended coverage perils, vandalism and malicious mischief and theft insurance in an amount not less than the full insurable value of the Collateral. Such insurance shall include a loss payable clause showing DEALER and CREDIT as loss payees, as their interest may appear. DEALER, at its own expense, shall also carry public liability insurance with bodily injury limits of not less than $250,000.00/$500,000.00 and with property damage limits of not less than $100,000.00 per accident for the contractual liability coverage of the hold harmless clause provided herein. DEALER shall furnish to CREDIT certificates evidencing the insurance coverage required herein which certificates shall require ten (10) days' prior written notice to CREDIT prior to cancellation. If DEALER does not secure any or all of the insurance required to be carried hereunder, CREDIT may, but it not obligated to, purchases such insurance, the cost of which must be reimbursed to CREDIT by DEALER immediately.

         6.5 Records - DEALER shall maintain at its permanent office full and complete records with respect to COLLATERAL, which records shall include the location of each item of Collateral at all times. Such records shall be available as all times to CREDIT or its duly authorized representatives for purposes of inspection, and CREDIT and its representatives shall have free access at all reasonable time to inspect any item of Collateral.

         6.6 Security Interest - DEALER shall sign and execute alone or with CREDIT any financing statement or other document or certificate of title or procure any document or certificate of title, and pay all connected costs, necessary or desirable to perfect or otherwise protect CREDIT's Security Interest under this Agreement against the rights or interest of third persons. If permitted by applicable law, DEALER authorizes CREDIT to sign and file on behalf of DEALER any financing statement or amendment thereof necessary or desirable to perfect the Security Interest of CREDIT. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement and may be filed by CREDIT, at its option, in such filing offices as it deems appropriate.

         6.7 Notification of Account Debtors - DEALER agrees that at any time or times, CREDIT may notify any Account Debtor or other person obligated on any Account, Chattel Paper or other item of Collateral of the interest of CREDIT therein. If DEALER is in default under this Agreement, CREDIT may further notify such Account Debtor or other person that such Account Debtor or other Person shall make all payments directly to CREDIT. DEALER shall, at the request of CREDIT, execute any such notifications.

         6.8 Signatory Authorization - DEALER hereby constitutes and appoints such of CREDIT's employees or designees as CREDIT may decide from time to time as DEALER's true and lawful attorney-in-fact to perform the following: (a) to write in the description of Products, the quantities, prices, interest rates, repayment schedules and other details of the transaction on the instruments evidencing DEALER's obligation to CREDIT, which instruments shall be substantially in the form of promissory note as designated by CREDIT from time to time; (b) to sign in DEALER's name by use of a facsimile signature or by any other appropriate means, and promissory notes or other evidences of indebtedness; and (c) to execute on behalf of DEALER the notification letters described in Section 6.7 hereof.

DEALER further agrees that, if DEALER is in default hereunder and, as a result of such default, Liability is accelerated by CREDIT, any employee or authorized representative of CREDIT may execute, sign, endorse and transfer in the name of DEALER notes, checks, drafts, or other instruments for the payment of money and receipts, certificate of origin and applications for certificates of title or other documents, necessary to evidence, perfect and realize upon the Security Interest and Liability.

         6.9 Name Change - DEALER shall notify CREDIT of any proposed changed in its name, identity, ownership or structure not less than thirty (30) days before such change is effective. If any such change would, in the opinion of CREDIT, adversely affect its Security Interest or otherwise adversely affect its interest under this Agreement or otherwise, CREDIT in its sole discretion, may notify DEALER of corrective action it will be required to take (including, without limitation, execution and filing any financing statements evidencing such change). DEALER shall promptly comply with all the terms of any such notification.

         6.10 Location of Collateral; Offices - Except for a sale, lease or rental of Products and Parts in accordance with this Agreement, DEALER shall keep the Collateral in its possession or control at one of DEALER's places of business specified in this Agreement, unless CREDIT consents in writing to removal of such Collateral to another location. DEALER shall promptly notify CREDIT in writing of any proposed change of the location of its chief executive office, and of all proposed additional places of its business.

         6.11 Partnership - If DEALER is a partnership, all Liability shall remain in force and shall apply to and shall be binding upon those individuals or entities which are the partners at the time this Agreement is signed and any individuals or entities who subsequently become partners DEALER, notwithstanding any changes in the individuals or entities comprising the partnership. The term "DEALER" shall include any alternate or successor partnerships.

         6.12 Transactions with Affiliates - Without the prior approval of CREDIT, DEALER shall not sell, transfer, assign or otherwise convey any item of Collateral to any person or entity which controls, is controlled by, or is under common control with DEALER.

         6.13 Financial Statements - DEALER shall furnish to CREDIT as soon as available and in any event within 120 days after the end of each fiscal year a copy of the financial statements of DEALER and each of its affiliates (including balance sheet and statement of income and retained earnings) for such year, prepared in accordance with generally accepted accounting principles and, except as otherwise permitted by CREDIT, audited by independent auditors. DEALER shall also furnish other periodic financial statements and reports as shall be requested by CREDIT.

         6.14 Accuracy of Statement - DEALER covenants and warrants that all representations and warranties now or hereafter made to CREDIT, whether in this Agreement or in any supporting or supplemental reports, statements or documentation, including, without limitation, statements relating to the Collateral and financial statements, are, and shall continue to be, true and correct.

7.       Default

         DEALER shall be in default on this Agreement upon the happening of any of the following events.

         7.1 Failure to pay, perform or observe any Liability in accordance with its terms, including without limitation any Out-Of-Trust occurrence.

         7.2 Insolvency of DEALER or the making of an assignment for the benefit of creditors by Dealer or the commencement of proceedings in bankruptcy or for a receivership by or against DEALER.

         7.3 Breach by DEALER of any terms, conditions or covenants of this Agreement or any Financing Plan of CREDIT in effect from time to time or any term of any other agreement previously or hereafter entered into between DEALER and CREDIT or any of CREDIT's subsidiaries or affiliates.

         7.4 Termination of or failure to renew, for any reason, any agreement which is material to DEALER's or any affiliate of DEALER, business pursuant to which the manufacturer name in such agreement has appointed DEALER or any affiliate of DEALER a distributor of Products.

         7.5 At any time that CREDIT in good faith believe the prospect of payment or performance hereunder is impaired or the Collateral is insecure, including without limitation DEALER's default under any agreement with any third party which default materially and adversely affects DEALER's business.

8. REMEDIES

         If any of the events of Default specified herein shall occur, all Liability due or to become due shall accelerate and become immediately due and payable without notice or demand and CREDIT may exercise and shall have any and all rights and remedies accorded to it by the Uniform Commercial Code as in effect from time to time under applicable state law. In addition, CREDIT may require DEALER to assemble the Collateral and make it available to CREDIT at a place designated by CREDIT which is reasonably convenient to all parties. CREDIT is also hereby authorized and empowered to enter in a lawful manner and without breaching the peace, any premises of DEALER or other place where Collateral may be located and take possession of the Collateral without notice or demand, and DEALER waives any rights DEALER may have to such notice or demand. CREDIT may take possession of Collateral wherever found except as otherwise provided by applicable law. In connection with the enforcement of its Security Interest hereunder, CREDIT may take possession of any goods installed in, affixed to or otherwise in or upon the Collateral at the time of repossession, an hold such goods for DEALER at DEALER's risk without any liability on the part of CREDIT. As to any Collateral which is rented to a customer of DEALER, CREDIT shall be deemed to have taken possession of DEALER's interest in such Collateral by giving notice to the lessee of such Collateral that CREDIT has acquired DEALER's interest. DEALER agrees that notice sent to it by any of the methods provided in
Section 10.1 hereof at least five (5) days before the action or occurrence described in such notice shall, constitute reasonable notice under applicable law; provided however, that is the circumstances indicate that a shorter period of notice is reasonable, such shorter period shall constitute reasonable notice under applicable law. DEALER shall pay CREDIT on demand any and all expenses, including reasonable attorney's fees and court costs, incurred or paid by CREDIT in protecting or enforcing any of their rights or remedies hereunder. Rights and remedies provided for herein are cumulative, and shall not limit rights or remedies otherwise available to CREDIT under any other agreement or applicable law.

9.       APPLICATION OF PAYMENTS - OFFSET

         DEALER waives any right it may have to direct the application of any payments made by it to CREDIT, and CREDIT may at its option offset and deduct any Liability of DEALER from any or all sums owed by it to DEALER.

10.      GENERAL

         10.1 Notices - Any notice required or permitted under the terms of this Agreement may be delivered in person to the party to whom the notice is being given and shall be in writing; or may be sent by facsimile transmission or mailed by ordinary, certified or registered mail, potage fully prepaid, in a properly addressed envelope to the party to whom notice is being given at the last know address.

         10.2 Waivers - Failure of any party at any time to require performance of any provision shall not affect the right to require full performance thereof at any time thereafter, and the waiver by any party of a breach of any such provision shall not constitute a waiver of any subsequent breach.

         10.3 Assignment - This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, DEALER shall not without the prior written consent of CREDIT assign any right to credit advances from CREDIT or delegate any of its obligations under this Agreement to any third party. CREDIT may assign its rights and obligations under this Agreement at any time.

         10.4 Effective Date; Prior Agreements - This Agreement shall take effect on the first date above written and shall govern the relationship of the parties in respect to its subject matter after such date. If DEALER and CREDIT or any of CREDIT's subsidiaries or affiliates have previously executed a security agreement or related financing agreements, such agreements shall not be terminated by this Agreement.

         10.5 Applicable Law - THE AGREEMENT IS ENTERED INTO AND ALL LOANS AND OTHER EXTENSIONS OF CREDIT ARE GRANTED IN THE CITY OF BUCHANAN, STATE OF MICHIGAN AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. IF ANY PROVISION HEREOF IS PROHIBITED BY SUCH LAW OR ANY OTHER LAW WHICH IS FOUND TO BE APPLICABLE, SUCH PROVISIONS SHALL BE INEFFECTIVE WITHOUT INVALIDATING THE REMAINING PROVISIONS HEREOF.

         10.6 Jury Waiver - IN ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE MATTERS CONTAINED HEREIN, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, IN WHICH THE DEALER AND CREDIT ARE ADVERSE PARTIES, THE DEALER WAIVES TRIAL BY JURY.

                         ADDENDUM TO SECURITY AGREEMENTS



THIS ADDENDUM, is by and between Associates Commercial Corporation ("Secured Party"), Western Traction Company ("Western") and Crescent Machinery Company, (Western and Crescent shall hereafter be referred to individually and collectively as "Crescent").

WHEREAS, Crescent and Secured Party have entered into that certain Security Agreement dated _______________________; and

WHEREAS, Crescent and Secured Party have entered into that certain Security Agreement dated _______________________; and

WHEREAS Secured Party and Crescent hereby desire to modify the terms of the Security Agreements referenced above (collectively the "Security Agreements").

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Secured Party and Crescent agreed that the following terms shall be incorporated into the Security Agreements as if originally set forth therein:

1. Definitions. As used herein, the following terms have the following meanings:

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Minimum Tangible Net Worth" means a Tangible Net Worth that is the greater of Twenty Million and no/dollars ($20,000,000) or 80% of the internal credit limit established by Secured Party for wholesale and fleet and rental as set forth in that certain letter dated 1/19/99, from Secured Party to Crescent, which letter is attached hereto as
         Exhibit 1 and incorporated herein by reference.

         "Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a balance sheet of Crescent; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of Crescent appear as an asset on Crescent's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and



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         copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Crescent or any Subsidiary or any Affiliate, and (f) all other assets which are properly classified as intangible assets.

2. Tangible Net Worth Covenant. Crescent will at all times, during the term of any of the Security Agreements, maintain a Tangible Net Worth in an amount not less than the Minimum Tangible Net Worth. If at any time the Tangible Net Worth of Crescent falls below the Minimum Tangible Net Worth, Crescent shall, within 30 days thereof, either increase its Tangible Net Worth to an amount not less than the Minimum Tangible Net Worth or reduce the amount of Crescent's outstandings under the Security Agreements to an amount which is less than Crescent's Tangible Net Worth. Commensurate with any such reduction in Crescent's outstandings under the Security Agreements, Secured Party may in its sole discretion, and as otherwise outlined in Exhibit I, adjust its internal credit limits to reflect an amount not in excess of Crescent's then Tangible Net Worth. If the Tangible Net Worth of Crescent thereafter increases, Associates may, in its sole discretion, elect to increase Crescent's internal credit limits.

3. Reporting Requirements. Crescent will furnish to Secured Party:

         a. Annual Financial Statements. As soon as available, and in any event within one hundred eighty (180) days after the end of each fiscal year of Crescent, beginning with the fiscal year ending December 31, 1998, (i) a copy of the annual audit report of Crescent for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings, statements of changes in financial position, and cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst Young or other independent certified public accountants of recognized standing acceptable to Secured Party, to the effect that such report has been prepared in accordance with GAAP; and (ii) a certificate from the Vice President of Finance of Crescent to Secured Party (A) stating that to their knowledge no event of default and no event which with notice or lapse of time or both would be an event of default has occurred and is continuing, or if in their opinion an event of default or such event has occurred and is continuing, a statement as to the nature thereof, and
                  (13)confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

         b. Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar quarter a copy of an unaudited financial report of Crescent as of the end of such calendar quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings, statements of changes in financial position, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the Vice President of Finance of Crescent to have been prepared in accordance with




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

                  GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Crescent, on a consolidated basis, at the date and for the periods indicated therein;

         c. General Information. Promptly, such other information concerning Crescent as Secured Party may from time to time reasonably request.

All terms not specifically defined herein shall have the same meanings as forth in the respective Crescent Security Agreements.

Crescent and Secured Party acknowledge and agree that (i) the Security Agreements as amended hereby do not obligate Crescent to borrow any monies from Secured Party and do not obligate Secured Party to advance fluids to Crescent and that (ii) the Secured Party's internal guidelines are one of many factors considered by Secured Party when reviewing a specific request for an advance to Crescent. The guidelines are not a commitment by Secured Party to make any particular advance. Crescent further represents and warrants to Secured Party that Western is a wholly owned subsidiary of Crescent.



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




                               CONTINUING GUARANTY

For Valuable Consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, for themselves, their heirs, executors, personal representatives, successors and assigns (individually called "Guarantor" end collectively called "Guarantors") jointly and severally and in solido, hereby unconditionally guarantee to Associates Commercial Corporation, its successors, endorsees end assigns, (collectively called "Associates") that Western Traction Company (the "Company") whose address is 1333 Atlantic Street, Union City, CA 94587 shall promptly and fully perform, pay and discharge all of its present and future liabilities, obligations and indebtedness to Associates, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured, and whether originally contracted with or otherwise acquired by Associates (all of which liabilities, obligations and indebtedness are herein individually and collectively called the "Indebtedness"). This Guaranty is an absolute and unconditional guarantee of payment and not of collectibility. The liability of each Guarantor hereunder is not conditional or contingent upon the genuineness, validity, sufficiency or enforceability of the Indebtedness or any instruments, agreements or chattel paper related thereto (collectively called "Agreements") or any security or collateral therefor (collectively called "Security") or the pursuit by Associates of any rights or remedies which it now has or may hereafter have. If the Company fails to pay the indebtedness promptly as the same becomes due, or otherwise fails to perform any obligation under any of the Agreements, each Guarantor agrees to pay on demand the entire Indebtedness and all losses, costs, attorneys' fees and expenses which may be suffered by Associates by reason of the Company's default or the default of any Guarantor hereunder, and agrees to be bound by and to pay on demand any deficiency established by the sale of any of the Agreements or Security, all without relief from valuation and appraisement laws and without requiring Associates to (i) proceed against the Company by suit or otherwise,
(ii) foreclose, proceed against, liquidate or exhaust any of the Agreements or Security, or (iii) exercise, pursue or enforce any right or remedy Associates may have against the Company, any co-Guarantor (whether hereunder or under a separate instrument) or any other party. Each Guarantor agrees that: this Guaranty shall not be discharged or affected by any circumstances which constitute a legal or equitable discharge of a Guarantor or surety, or by the death of any Guarantor; the records of Associates shall be received as conclusive evidence of the amount of the Indebtedness at any time owing; one or more successive or concurrent suits may be brought and maintained against any or all of the Guarantors, at the option of Associates, with or without joinder of the Company or any of the other Guarantors as parties thereto; such Guarantor will not avail itself of any defense whatsoever which the Company may have against Associates, other than full payment of the Indebtedness; and such Guarantor will not seek a change of venue from any jurisdiction or court in which any action, proceeding or litigation is commenced.

EACH GUARANTOR HEREBY WAIVES NOTICE OF ANY ADVERSE CHANGE IN THE COMPANY'S CONDITION OR OF ANY OTHER FACT WHICH MIGHT MATERIALLY INCREASE SUCH GUARANTOR'S RISK, WHETHER OR NOT ASSOCIATES HAS KNOWLEDGE OF THE SAME. EACH GUARANTOR ALSO HEREBY WAIVES ANY CLAIM, RIGHT OR REMEDY WHICH SUCH GUARANTOR MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THE COMPANY THAT ARISES HEREUNDER AND/OR FROM THE




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PERFORMANCE BY ANY GUARANTOR HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CLAIM,
REMEDY OR RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF ASSOCIATES AGAINST THE COMPANY OR ANY SECURITY WHICH ASSOCIATES NOW HAS OR HEREAFTER ACQUIRES; WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

No termination hereof shall be effective until the Guarantors deliver to Associates a written notice signed by them electing not to guarantee any new extension of credit that may be granted by Associates to the Company after its receipt of such notice, but such notice shall not effect the obligations of the guarantors hereunder as to any and all Indebtedness existing at the time such notice is received. Each Guarantor hereby waives (i) notice of acceptance hereof and notice of extensions of credit given by Associates to the Company from time to time; (ii) presentment, demand, protest, and notice of non-payment or protest as to any note or other evidence of indebtedness signed, accepted, endorsed or assigned to Associates by the Company, (iii) all exemptions and homestead laws;
(iv) any other demands and notices required by law; and (v) any right to trial by jury. Associates may at any time and from time to time, without notice to or the consent of any Guarantor, and without affecting or impairing the obligation of any Guarantor hereunder; (a) renew, extend or refinance any part or all of the Indebtedness of the Company or any Indebtedness of its customers, or of any co-Guarantor (whether hereunder or under a separate instrument) or any other party; (b) accept partial payments of the Indebtedness and apply such payments to any part of the Indebtedness; (c) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate, in any manner, any of the Indebtedness, any Security, or any Indebtedness of any Guarantor (whether hereunder or under a separate instrument) or any other party; (d) consent to the transfer of any Security; (e) bid end purchase at any sale of any of the Agreements or Security; and (f) exercise any and all rights and remedies available to Associates by law or agreement even if the exercise thereof may affect, modify or eliminate any rights or remedies which a Guarantor may have against the Company. Each Guarantor shall continue to be liable under this Guaranty, the provisions hereof shall remain in full force and effect, and Associates shall not be estopped from exercising any rights hereunder, notwithstanding (i) Associates waiver of or failure to enforce any of the terms, covenants or conditions contained in any of the Agreements; (iii) any release of, or failure on the part of Associates to perfect any security interest in or foreclose, proceed against, or exhaust, any Security; or (iii) Associates failure to take new, additional or substitute security or collateral for the Indebtedness.

Each Guarantor agrees that Associates may bring any legal proceedings it deems necessary to enforce any or all of such Guarantor's obligations hereunder in any court in the State in which Associates' office administering the Indebtedness is located; and service of process may be made upon such Guarantor by mailing a copy of the summons to such Guarantor at its address last known to Associates. All rights and remedies of Associates are cumulative and not alternative. Each provision of this Guaranty is intended to be severable. Any term or provision hereof declared to be contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining terms and provisions hereof.


IN WITNESS WHEREOF, the Guarantors have executed this Guaranty on 08/10/98.




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



                                   Schedule A

Attached to and made a part of a Uniform Commercial Code Financing Statement Form UCC-1 between Associates Commercial Corporation as Secured Party and Western Traction Company as Debtor.


All of the Debtor's new and used inventory and equipment which is financed by Secured Party or against which Secured Party has advanced monies and for which Secured Party has not been paid in full, whether now owned or hereafter acquired by Debtor, together with all present and future attachments, accessories, exchanges, repairs, and additions thereto, and all chattel paper, documents, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect to any thereof, and all cash and non-cash proceeds of any of the foregoing.




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